EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT

NAME                                                      STATE OF INCORPORATION

Albert's Organics, Inc.                                               California
Blooming Prairie                                                        Delaware
Mother Earth Market, Inc.                                                Georgia
Mountain People's Warehouse Inc.                                      California
Natural Retail Group, Inc.                                              Delaware
Nutrasource, Inc.                                                     Washington
Rainbow Natural Foods, Inc.                                             Colorado
Stow Mills, Inc.                                                         Vermont
United Natural Foods Pennsylvania, Inc                              Pennsylvania
United Natural Transportation Co.                                       Delaware
United Natural Trading, Inc Co.                                         Delaware
d/b/a Hershey Import Co.